Microsoft Word 10.0.4219;Medicis Announces FDA Approval
                       of LOPROX Shampoo -ciclopirox- 1%

         Business Editors/Health/Medical Writers

         SCOTTSDALE, Ariz.--(BUSINESS WIRE)--March 3, 2003--Medicis (NYSE:MRX) today announced it has received approval of its New Drug Application from Food and Drug Administration ("FDA") to market its new LOPROX(R) Shampoo (ciclopirox) 1%. LOPROX(R) Shampoo is the first and only prescription antifungal shampoo approved in the United States for the treatment of seborrheic dermatitis of the scalp, a common fungal infection.
         LOPROX(R) Shampoo will have market exclusivity for a three-year period and is the subject of a pending patent application, which, if granted, could extend product exclusivity significantly. FDA approval of LOPROX(R) Shampoo obligates Medicis to pay to Aventis $5 million, representing the Company's last financial obligation to Aventis under terms of the LOPROX(R) transaction announced in fiscal year 1999. The Company expects to amortize this payment over a period of time consistent with the LOPROX(R) family of products.
         LOPROX(R) Shampoo formulation is the most recent innovation to the LOPROX(R) family of antifungal products. The brand is the number one prescribed topical antifungal therapy in the specialties of dermatology and podiatry.
         LOPROX(R) Shampoo is a prescription product and is available in a 120 ml size (NDC #99207-010-10). The Company expects product supply to be available within the next several months for shipping to wholesalers and anticipates promotion and sample distribution of LOPROX(R) Shampoo to physicians soon thereafter.
         Seborrheic dermatitis is a common, chronic skin condition affecting approximately eight million Americans. Skin lesions caused by seborrheic dermatitis are typically located in areas abundant with sebum-producing glands including the scalp, face and upper trunk. Seborrheic dermatitis of the scalp is a common fungal infection characterized by inflammation, itching, and greasy scaling. This condition affects about 3% of the general population and can worsen if left untreated.
         New LOPROX(R) Shampoo is an effective delivery system to treat seborrheic dermatitis of the scalp. A small percentage of people may experience side effects such as rash or other discomfort around the scalp.
         We are pleased to announce approval of LOPROX(R) Shampoo, the first and only prescription antifungal shampoo indicated for the treatment of seborrheic dermatitis of the scalp," said Jonah Shacknai, chairman and chief executive officer of Medicis. "Approval of the Company's first full New Drug Application is encouraging and reflects the increasing sophistication of our research and development pipeline. LOPROX(R) Shampoo is clinically proven to provide safe and effective treatment of seborrheic dermatitis of the scalp and has the potential to greatly enhance the success of this important brand."
         Medicis is the leading independent specialty pharmaceutical company in the United States focusing primarily on the treatment of dermatological, pediatric and podiatric conditions. Medicis has leading prescription products in a number of therapeutic categories, including acne, asthma, eczema, fungal infections, hyperpigmentation,

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photoaging,   psoriasis,   rosacea,   seborrheic   dermatitis   and   skin   and
skin-structure infections. The Company's products have earned wide acceptance by both physicians and patients due to their clinical effectiveness, high quality and cosmetic elegance. The Company's products include the prescription brands DYNACIN(R) (minocycline HCl), LOPROX(R) (ciclopirox), LUSTRA(R) (hydroquinone), LUSTRA-AF(R) (hydroquinone) with sunscreen, ALUSTRA(R) (hydroquinone) with retinol, OMNICEF(R) (cefdinir), ORAPRED(R) (prednisolone sodium phosphate),
PLEXION(R)  Cleanser  (sodium   sulfacetamide/sulfur),   PLEXION  TS(R)  (sodium
sulfacetamide/sulfur),  PLEXION SCT(R) (sodium  sulfacetamide/sulfur),  TRIAZ(R)
(benzoyl  peroxide),  LIDEX(R)  (fluocinonide),   and  SYNALAR(R)  (fluocinolone
acetonide); the over-the-counter brand ESOTERICA(R); and BUPHENYL(R) (sodium phenylbutyrate), a prescription product indicated in the treatment of Urea Cycle Disorder. For more information about Medicis, please visit the Company's website at www.medicis.com.

         Medicis Guidance

         Based upon an expected fourth quarter fiscal 2003 launch of LOPROX(R) Shampoo, the Company is raising its revenue guidance by approximately $1 million to approximately $246 million for fiscal 2003. Diluted earnings per share guidance is approximately $2.23, excluding special charges, due to expected promotional expenses associated with the launch of this new product.
         As stated earlier in this press release, the Company expects an adequate supply of inventory of LOPROX(R) Shampoo will be available within the next several months for shipping to wholesalers and anticipates promotion and sample distribution of LOPROX(R) Shampoo to physicians soon thereafter. Product promotion is expected to begin as early as the Company's fourth quarter of fiscal year 2003.
         The Company has not provided guidance for fiscal year 2004. The Company normally provides guidance for the upcoming fiscal year approximately one month prior to the start of the next fiscal year. The Company provided guidance for fiscal year 2003 in June 2002.
         Based upon information available currently to the Company, its guidance is as follows:


                                Fiscal Year 2003
                              ending June 30, 2003
                    (in millions, except per share amounts)

                             First     Second      Third     Fourth     Fiscal
                            Quarter    Quarter    Quarter    Quarter     Year
                           (9/30/02) (12/31/02)  (3/31/03)  (6/30/03)    2003
                            Actual     Actual    Estimated  Estimated  Estimated
                           --------   --------   ---------  ---------  ---------
Current EPS objectives
 excluding special
 charges of $5.4 million
 in 1Q '03 & $8.8
 million in 3Q '03           $0.54      $0.55      $0.55      $0.59      $2.23
Current EPS objectives
 including special
 charge of $5.4 million
 in 1Q '03 & $8.8
 million in 3Q '03           $0.42      $0.55      $0.35      $0.59      $1.91

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         At the time of this disclosure, Medicis believes these objectives are attainable based upon information currently available to the Company. These objectives assume the successful closing of the Q-Med transaction announced on February 10, 2003. The Company's business is subject to all risk factors outlined in the Company's most recent annual report on Form 10-K, its Form S-3 registration statement and other filed documents with the Securities and Exchange Commission. At the time of this release, the Company cannot, among other things, assess the forthcoming results of the Company's research and development projects and the risks associated with the FDA approval process, risks associated with significant competition within the Company's industry, nor can the Company validate its assumptions of the full impact on its business of the approval of competitive generic versions of the Company's core brands, or any future competitive product approvals that may affect the Company's brands. Additionally, Medicis may acquire and/or license products or technologies from third parties to enter into new strategic markets. The Company periodically makes up-front, non-refundable payments to third parties for research and development work which has been completed and periodically makes additional non-refundable payments for the achievement of various milestones. There can be no certainty which periods these potential payments could be made, nor if any payments such as these will be made at all. The above estimated future guidance does not include the potential payments associated with any such transactions.

         Medicis Safe Harbor Statement

         Except for historical information, this press release includes "forward-looking statements" within the meaning of the Securities Litigation Reform Act. All statements included in this press release that address activities, events or developments that Medicis expects, believes or anticipates will or may occur in the future are forward-looking statements. This includes earnings estimates, future financial performance and other matters. These statements are based on certain assumptions made by Medicis based on its experience and perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate in the circumstances. The Company cannot validate its assumptions of the full impact on its business of the approval of competitive generic versions of the Company's core brands, or any future competitive product approvals that may affect the Company's brands. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of Medicis. Any such projections or statements include the current views of Medicis with respect to future events and financial performance. No assurances can be given, however, that these events will occur or that such results will be achieved and there are a number of important factors that could cause actual results to differ materially from those projected, including the anticipated size of the markets, the receipt of required regulatory approvals, the ability to successfully consummate the Q-Med transaction, the ability to realize anticipated synergies and benefits of the Q-Med and the Ascent transactions, the risks and uncertainties normally incident to the pharmaceutical industry, dependence on sales of key products, the uncertainty of future financial results and fluctuations in operating results, dependence on Medicis' strategy including the uncertainty of license payments and/or other payments due from third parties, the timing and success of new product development by Medicis or third parties, product introductions and other risks described from time to time in Medicis'
SEC filings including its Annual Report on Form 10-K for the year ended June 30, 2002. In addition, Medicis recently sold $400 million of 2.5% Contingent Convertible Notes Due 2032. There can be
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no  assurance  as to when or if any of the  Notes  will be  converted,  and what impact the increase in the number of shares outstanding will have on our results of operations. Forward-looking statements represent the judgment of Medicis' management as of the date of this release, and Medicis disclaims any intent or obligation to update any forward-looking statements.

     NOTE: Full prescribing information for any Medicis prescription product, including LOPROX(R) Shampoo, is available by contacting the Company. All market share claims contained in this press release are based upon data provided by IMS Health, December 2002 and/or Physicians' Desk Reference, 2002. Patient population estimates based upon, "Moschella SL, Hurley HJ. 'The Other Eczemas:
Seborrheic Dermatitis.' Dermatology. WB Saunders Company, Philadelphia; 1992:1:466."

     NOTE TO EDITORS: A photograph of LOPROX(R) Shampoo is available by contacting the Company.


     --30--TWT/ix*

    CONTACT: Medicis, Scottsdale
             Libby Ivy, 602/808-3854

    KEYWORD: ARIZONA
    INDUSTRY KEYWORD: MEDICAL PHARMACEUTICAL PRODUCT
    SOURCE: Medicis